Exhibit 10.1

THIRD COAST BANCSHARES, INC.

20202 HIGHWAY 59 NORTH, SUITE 190

HUMBLE, TX 77338

September 30, 2022

To the Investors

Ladies and Gentlemen:

Reference is made to the Investment Agreement, dated as of September 8, 2022 (the “Agreement”), by and among Third Coast Bancshares, Inc., a Texas corporation (the “Company”), and the several purchasers of the Series A Preferred Stock identified on the signature pages thereto (each an “Investor” and collectively, the “Investors”). Capitalized terms used herein without definition shall have the respective meanings in the Agreement. This letter agreement sets forth certain agreements by and among the Company and the Investors with respect to certain matters in connection with the Agreement. Accordingly, the Company and the Investors hereby acknowledge and agree as follows:

1. Amendments to the Agreement.

(a) Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

(b) Exhibit B of the Agreement is hereby deleted in its entirety and replaced by Exhibit B attached hereto.

(c) Exhibit C of the Agreement is hereby deleted in its entirety and replaced by Exhibit C attached hereto.

(d) Exhibit J of the Agreement is hereby deleted in its entirety and replaced by Exhibit D attached hereto.

2. Governing Law. This letter agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles or other principles that would require the application of any other law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this letter agreement and the transactions contemplated hereby.

3. Severability. If any provision of this letter agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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4. Counterparts and Facsimiles. For the convenience of the parties hereto, this letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file and such signature will have the same force and effect as if such facsimile or electronic page were an original thereof.

5. Amendment; Waiver. No amendment or waiver of any provision of this letter agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this letter agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized representative of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6. Reference to and Effect on the Agreement.

(a) Each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby. Each reference in any other agreement, document, instrument or certificate contemplated by the Agreement to the Agreement shall mean and be a reference to the Agreement as amended hereby.

(b) Except as otherwise expressly provided by this letter agreement, all of the terms and conditions of the Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

[Signature Page Follows]

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If you are in agreement with the foregoing, please so indicate by signing and returning a copy of this letter agreement, which will constitute our agreement with respect to the matters set forth herein.

Sincerely,

THIRD COAST BANCSHARES, INC.

By:
Name:	Bart O. Caraway
Title:	Chairman, President and
Chief Executive Officer

[Signature Page to Letter Agreement]

Agreed and acknowledged as of the date first above written:

[INVESTOR NAME]

By:
Name:
Title:

[Signature Page to Letter Agreement]

EXHIBIT A

Form of Certificate of Designations for Series A Preferred Stock

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK

OF THIRD COAST BANCSHARES, INC.

Pursuant to Sections 21.155 and 21.156 of the

Business Organizations Code

of the State of Texas

Third Coast Bancshares, Inc. (the “Corporation”), a corporation organized and existing under the Texas Business Organizations Code (the “TBOC”), in accordance with Section 21.155 of the TBOC, does hereby certify:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Formation of the Corporation, the Board of Directors on September 30, 2022 adopted the following resolution creating a series of 69,400 shares of preferred stock designated as “Series A Convertible Non-Cumulative Preferred Stock,” par value $1.00 per share (“Series A Preferred Stock”):

RESOLVED, that pursuant to the authority conferred upon the Board of Directors in accordance with the provisions of the Certificate of Formation, a series of preferred stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Definitions. The following terms have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

“Additional Tier 1 Capital” means Additional Tier 1 capital for purposes of capital adequacy regulations of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Corporation.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

“Applicable Regulatory Approval” means, with respect to a particular Holder, all governmental, quasi-governmental, court or regulatory approvals, consents or statements of non-objection necessary to allow such Holder to acquire the shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by it or to own or control such shares of Common Stock (taking into account Section 8(f), 8(g) and 8(h)) and the expiration or earlier termination of any required waiting period, including any approvals, consents or statements of non-objection required by any state or federal banking regulatory authority.

EXHIBIT A-1

“BHCA Transfer” means any direct or indirect sale, transfer, assignment, hypothecation, disposition or other transfer of the legal or beneficial ownership or economic benefits of any capital stock of the Corporation (including any transfer by means of any pledge, security interest, encumbrance or foreclosure or similar process with respect to the same).

“BHCA Transferee” means a person to whom a Holder BHCA Transfers capital stock of the Corporation and any person to whom such person BHCA Transfers capital stock of the Corporation (and so on), in each case, other than a Permitted Regulatory Transferee (as defined below).

“Board of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by such board of directors, any committee of the board of directors duly authorized to take such action.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks are required or permitted by law or executive order to be closed in the State of Texas.

“Capital Event” means the receipt by the Corporation of a legal opinion from counsel experienced in such matters to the effect that, as a result of any change, event, occurrence, circumstance or effect occurring on or after the Issue Date, the Series A Preferred Stock does not constitute, or within 90 days of the date of such legal opinion will not constitute, Additional Tier 1 Capital (or its then equivalent if the Corporation were subject to such capital requirement).

“Certificate of Designation” means this Certificate of Designation to the Certificate of Formation.

“Certificate of Formation” means the First Amended and Restated Certificate of Formation of the Corporation, as amended prior to the Issue Date and as amended by this Certificate of Designation and as may be further amended in accordance with the terms of this Certificate of Designation.

“Closing Price” of the Common Stock (or any other securities, cash or other property into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) on any Trading Day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date as reported by the principal national securities exchange on which the Common Stock (or such other property) is listed, or if the Common Stock (or such other property) is not so listed or quoted on a U.S. national securities exchange, or, if no closing price for the Common Stock (or such property) is so reported, the last quoted bid price for the Common Stock (or such property) in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock (or such property) on that date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation.

“Common Stock” means the Corporation’s common stock, par value $1.00 per share.

“Common Cap” has the meaning set forth in Section 8(g).

EXHIBIT A-2

“Corporation” has the meaning set forth in the preamble.

“Corporation Redemption” has the meaning set forth in Section 7(c).

“Corporation Redemption Notice” has the meaning set forth in Section 7(c).

“Conversion Date” has the meaning set forth in Section 8(e).

“Conversion Notice” has the meaning set forth in Section 8(b).

“Conversion Price” means, for each share of Series A Preferred Stock, $22.50; provided, however, that in the event an adjustment in the Conversion Price occurs pursuant to Section 12, contemporaneously with such adjustment a corresponding adjustment shall be made in the $22.50 amount used in this definition, including such amount as it may previously have been adjusted pursuant to Section 12 (each a “Reference Amount”) so that, after giving effect to such adjustment, each reference to the applicable Reference Amount shall be to an adjusted amount that bears the same ratio to the respective Reference Amount that the Conversion Price as adjusted pursuant to Section 12 bears to $22.50 (or the then applicable Conversion Price).

“Conversion Rate” means that number of Conversion Securities into which one share of Series A Preferred Stock shall be convertible pursuant to Section 8(a), determined by dividing the Liquidation Preference by the Conversion Price; provided, that Series A Preferred Stock that is converted into Series B Preferred Stock shall convert at a rate of one share of Series B Preferred Stock for one share of Series A Preferred Stock.

“Conversion Securities” means shares of Common Stock, Series B Preferred Stock or Non-Voting Common Stock, as the case may be, as determined pursuant to Section 8(h).

“Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the twenty (20) consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 12.

“Dividend Payment Date” has the meaning set forth in Section 3(a)(i).

“Dividend Period” has the meaning set forth in Section 3(a).

“Excess Shares” has the meaning set forth in Section 8(g).

“Exchange Cap” has the meaning set forth in Section 8(i).

“Exchange Cap Allocation Amount” has the meaning set forth in Section 8(i).

“Exchange Property” has the meaning set forth in Section 15(a).

EXHIBIT A-3

“Excluded Stock” means (1) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event that is covered by Section 12(a)(i) or (ii), but solely to the extent such issuance is made to all holders of Common Stock; (2) shares of Common Stock issued pursuant to the granting or exercise of employee stock options, restricted stock or other stock incentives or awards pursuant to the Corporation’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Corporation’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Corporation, in each case in the ordinary course of providing incentive compensation; (3) shares of Common Stock, Series B Preferred Stock or Non-Voting Common Stock, as applicable, issued upon the conversion of shares of Series A Preferred Stock, Series B Preferred Stock, or Non-Voting Common Stock or upon the exercise of any Warrants; (4) shares of Common Stock issued upon exercise of warrants outstanding as of the date of the Investment Agreement; (5) shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock or other securities that are convertible into or exchangeable or exercisable for Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Non-Voting Common Stock, issued as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction; or (6) the Warrants issued pursuant to the Warrant Agreements and the shares of Series A Preferred Stock issued pursuant to the Investment Agreement.

“Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 12.

“Existing Buyer” has the meaning set forth in Section 8(i).

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Acquirer” means an acquirer of Series A Preferred Stock pursuant to the Investment Agreement.

“Investment Agreement” means the Investment Agreement, dated as of September 8, 2022, by and among the Corporation and the investors named therein, as it may be amended from time to time.

“Issue Date” means the original date of issuance of the Series A Preferred Stock.

“Junior Securities” has the meaning set forth in Section 2.

“Liquidation Preference” means, as to the Series A Preferred Stock, $1,000 per share, plus all declared but unpaid dividends thereon, without regard to, or accumulation of, any undeclared dividends.

“Non-Voting Common Stock” means, if authorized by all necessary action on the part of the Corporation, the Corporation’s non-voting common stock, par value $1.00 per share.

EXHIBIT A-4

“Non-Voting Common Stock Certificate of Amendment” means an amendment to the Certificate of Formation to be filed with the Secretary of State of the State of Texas to authorize the Non-Voting Common Stock in an amount of shares sufficient to permit the full conversion of the Series B Preferred Stock into shares of Non-Voting Common Stock.

“Optional Redemption Date” has the meaning set forth in Section 9(a).

“Parity Securities” has the meaning set forth in Section 2.

“Permitted Regulatory Transfer” means a transfer of the type identified in the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.9(a)(3)(ii), or any successor provision thereto.

“Permitted Regulatory Transferee” means a person unaffiliated with a Holder or BHCA Transferee who acquires shares of capital stock of the Corporation from a Holder or its BHCA Transferees in a Permitted Regulatory Transfer.

“Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Reorganization Event” has the meaning set forth in Section 15(a)(iv).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national securities exchange or market on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national securities exchange, on the principal other market on which the Common Stock is then traded.

“Senior Securities” means any shares or equity securities that rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, senior to the Series A Preferred Stock.

“Series A Preferred Stock” has the meaning set forth in the preamble.

“Series A Regulatory Group” means an Initial Acquirer, together with all Affiliates thereof, and the direct and indirect BHCA Transferees of such Initial Acquirer and its Affiliates, and including, for the avoidance of doubt, any BHCA Transferee that receives securities of the Corporation resulting from the conversion of the Series A Preferred Stock originally acquired from the Corporation by an Initial Acquirer in a BHCA Transfer that is not a Permitted Regulatory Transfer.

“Series B Preferred Stock” means the Corporation’s Series B Convertible Perpetual Preferred Stock, par value $1.00 per share.

“Shareholder Approval” has the meaning set forth in the Investment Agreement.

EXHIBIT A-5

“TBOC” has the meaning set forth in the preamble.

“Trading Day” means any day on which the principal national securities exchange on which the Common Stock (or such other property) is listed is open for trading, or, if the Common Stock (or such other property) is not listed on a national securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the Corporation’s duly appointed transfer agent, registrar, conversion and dividend disbursing agent for the Series A Preferred Stock, or such other successor entity as the Corporation may, in its reasonable discretion, appoint from time to time.

“Voting Security” has the meaning set forth in 12 C.F.R. § 225.2(q) or any successor provision thereto.

“Warrant Agreement” means each Warrant Agreement, dated as of the Issue Date, by and between the Corporation and the investor named therein, as each may be amended from time to time.

“Warrants” has the meaning set forth in the Investment Agreement.

Section 2. Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, rank (i) on a parity with each other class or series of preferred stock established after the Issue Date by the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”); and (ii) senior to the Common Stock and each other class or series of capital stock outstanding or established after the Issue Date by the Corporation, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”). The Company has the right to authorize or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

Section 3. Dividends.

(a) From and after the Issue Date, the Holders shall be entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative dividends (subject to Section 3(b) below) on each January 15, April 15, July 15 and October 15, beginning on the first such date following the Issue Date (each, a “Dividend Payment Date”), at a rate per annum equal to 6.75%

EXHIBIT A-6

of the Liquidation Preference of each such share. If any Dividend Payment Date is not a Business Day, then dividends will be payable on the first (1st) Business Day following such date and dividends shall accrue to the actual payment date. The term “Dividend Period” means each period from and including a Dividend Payment Date (or the Issue Date in the case of the first Dividend Period) to but excluding the next Dividend Payment Date. The amount of dividends payable for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) Dividends payable on shares of Series A Preferred Stock shall be non-cumulative. To the extent that any such dividends payable on the shares of Series A Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Corporation shall have no obligation to pay, and the Holders shall have no right to receive, dividends accrued for the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date. Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or failure to make any dividend payment.

(c) Each dividend contemplated by Section 3(a) will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the December 31, March 31, June 30 and September 30 immediately preceding the corresponding Dividend Payment Date.

Section 4. Payment Restrictions. During any time that any shares of Series A Preferred Stock are outstanding, the Corporation shall not (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for the redemption of, any Common Stock or other Junior Securities, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for the redemption of, any Parity Securities (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of such Parity Securities and the Series A Preferred Stock), unless in each case full dividends on all outstanding shares of the Series A Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Securities, (x) redemptions or purchases by conversion or exchange of Junior Securities for or into other Junior Securities, or of Parity Securities for or into other Parity Securities or Junior Securities, (y) purchases by the Corporation or its Affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of shares of Common Stock in respect of exercises of employee equity awards or any related tax withholding). When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series A Preferred Stock and any Parity Securities, dividends declared on the Series A Preferred Stock and Parity Securities (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Securities bear to each other.

EXHIBIT A-7

Section 5. Voting Rights.

(a) Except as otherwise provided herein or as otherwise required by the TBOC, the Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series A Preferred Stock at the time outstanding, voting as a single class, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary to effect or validate:

(i) any amendment, alteration or repeal of any provision of the Certificate of Formation (including this Certificate of Designation) that would alter or change the preferences, limitations, voting powers, or relative rights of the holders of the Series A Preferred Stock so as to affect them significantly and adversely;

(ii) any amendment or alteration of the Certificate of Formation (including this Certificate of Designation) to authorize, create or increase, or to obligate the Corporation to authorize, issue or increase, the authorized amount of any Senior Securities; or

(iii) prior to the first (1st) anniversary of the Issue Date, any amendment or alteration of the Certificate of Formation (including this Certificate of Designation) to authorize, create or increase, or to obligate the Corporation to authorize, issue or increase, the authorized amount of any Parity Securities; provided, however, that such vote or consent in favor of the actions set forth in this Section 5(a)(iii) shall not be unreasonably withheld, conditioned or delayed.

(b) Notwithstanding anything to the contrary herein, Holders shall not have any voting rights (1) other than as set forth above in this Section 5, and (2) if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted in accordance with the terms of this Certificate of Designation.

Section 6. Liquidation.

(a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, subject to the rights of any creditors of the Corporation or any holders of Senior Securities or Parity Securities, the Holders at the time shall be entitled to receive liquidating distributions per share of Series A Preferred Stock in an amount equal to the greater of (i) the amount of the Liquidation Preference per share of Series A Preferred Stock or (ii) the amount that the Holders would have received in respect of the Conversion Securities issuable upon conversion of such share of Series A Preferred Stock had they converted such share of Series A Preferred Stock immediately prior to such event, in each case out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Stock, any other Conversion Securities or any other Junior Securities. After payment of the full amount of such liquidating distributions, Holders of the Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

EXHIBIT A-8

(b) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 7. Optional Redemption by the Corporation.

(a) The Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of assets legally available therefor, in whole or in part, the shares of Series A Preferred Stock at the time outstanding at any time following the fifth (5th) anniversary of the Issue Date (such anniversary, the “Optional Redemption Date”), provided, however, that the Corporation shall not be permitted to redeem unless the Closing Price of the Common Stock is greater than one hundred twenty percent (120%) of the Conversion Price (without taking into account any downward adjustment thereto in accordance with the definition thereof) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days. The redemption price for shares of Series A Preferred Stock redeemed pursuant to the preceding sentence shall be equal to $1,000 per share, plus any declared and unpaid dividends thereon, without regard to, or accumulation of, any undeclared dividends, to but excluding the date of redemption.

(b) In addition and notwithstanding the above, the Corporation, at the option of the Board of Directors or any duly authorized committee of the Board of Directors, may redeem out of assets legally available therefor, in whole but not in part, the shares of Series A Preferred Stock at the time outstanding at any time following a Capital Event. The redemption price for shares of Series A Preferred Stock redeemed pursuant to this Section 7(b) shall be equal to $1,000 per share, plus any declared and unpaid dividends thereon, without regard to, or accumulation of, any undeclared dividends, to but excluding the date of redemption.

(c) Any redemption made by the Corporation pursuant to this Section 7 (the “Corporation Redemption”) shall be made by providing thirty (30) days’ advance written notice (the “Corporation Redemption Notice”) to the Holders of shares of Series A Preferred Stock.

(d) Upon receipt of a Corporation Redemption Notice, a Holder of shares of Series A Preferred Stock may elect to convert such shares into Conversion Securities in accordance with Section 8 hereof. Such Holder shall notify the Corporation within ten (10) Business Days of receipt of the Corporation Redemption Notice whether such Holder shall elect to convert its shares of Series A Preferred Stock into Conversion Securities in accordance with Section 8 hereof.

EXHIBIT A-9

(e) The Corporation may not deliver to a Holder a Corporation Redemption Notice unless on or prior to the date of delivery of such Corporation Redemption Notice, the Corporation shall have segregated on the books and records of the Corporation an amount of cash sufficient to pay all amounts to which the Holders of shares of Series A Preferred Stock are entitled upon such redemption pursuant to this Section 7. Any Corporation Redemption Notice delivered shall be irrevocable and shall be accompanied by a statement executed by a duly authorized officer of the Corporation.

(f) The price per share of Series A Preferred Stock required to be paid by the Corporation pursuant to this Section 7 shall be paid in cash to the Holders whose Series A Preferred Stock is being redeemed within five (5) Business Days of the effective date of the Corporation Redemption.

(f) Any redemption of the Series A Preferred Stock is subject to receipt by the Corporation of any required prior approval by the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the Series A Preferred Stock.

Section 8. Conversion at the Option of the Holder.

(a) Subject to Sections 8(f), 8(g), 8(h), 8(i), and 8(j) shares of the Series A Preferred Stock are convertible, in whole or in part (unless previously converted at the option of the Holder thereof pursuant to a notice delivered in accordance with Section 8(b)), into shares of Common Stock (or, once the Common Cap has been reached, Series B Preferred Stock or, after Shareholder Approval, Non-Voting Common Stock) at the Conversion Rate.

(b) Any written notice of conversion (“Conversion Notice”) pursuant to this Section 8 shall be duly executed by the Holder, and specify:

(i) the number of shares of Series A Preferred Stock to be converted;

(ii) the name(s) in which such Holder desires the shares of Common Stock (or, once the Common Cap has been reached, Series B Preferred Stock or, after Shareholder Approval, Non-Voting Common Stock) issuable upon conversion to be registered and whether such shares are to be issued in book-entry or certificated form (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the Holder);

(iii) if certificates are to be issued, the address to which such Holder wishes delivery to be made of such new certificates to be issued upon such conversion; and

(iv) any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.

EXHIBIT A-10

(c) If specified by the Holder in the Conversion Notice that shares of Common Stock (or, once the Common Cap has been reached, Series B Preferred Stock or, after Shareholder Approval, Non-Voting Common Stock) issuable upon conversion of the Series A Preferred Stock shall be issued to a Person other than the Holder surrendering the shares of Series A Preferred Stock being converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock (or Series B Preferred Stock or Non-Voting Common Stock, as appliable) so issued.

(d) Upon receipt by the Transfer Agent of a completed and duly executed Conversion Notice, payment in compliance with Section 8(c), if applicable, and surrender of a certificate representing share(s) of Series A Preferred Stock to be converted (if held in certificated form), the Corporation shall, within three (3) Business Days or as soon as possible thereafter, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock (or, once the Common Cap has been reached, Series B Preferred Stock or, after Shareholder Approval, Non-Voting Common Stock) to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the Conversion Notice. If a Holder elects to hold its shares of Common Stock (or, once the Common Cap has been reached, Series B Preferred Stock or, after Shareholder Approval, Non-Voting Common Stock) issuable upon conversion of the Series A Preferred Stock in certificated form, the Corporation shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the Holder thereof, at the address designated by such Holder in the Conversion Notice, a certificate or certificates representing the number of shares of Common Stock (or, once the Common Cap has been reached, Series B Preferred Stock or, after Shareholder Approval, Non-Voting Common Stock) to which such Holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such Holder or such Holder’s designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series A Preferred Stock that shall not have been converted.

(e) The issuance by the Corporation of shares of Common Stock (or, once the Common Cap has been reached, Series B Preferred Stock or, after Shareholder Approval, Non-Voting Common Stock) upon a conversion of shares of Series A Preferred Stock pursuant to this Section 8 shall be deemed effective immediately prior to the close of business on the day (the “Conversion Date”) of receipt by the Transfer Agent of the Conversion Notice and other documents, if any, set forth in Section 8(b), payment in compliance with Section 8(c), if applicable, and the surrender by such Holder or such Holder’s designee of the certificate or certificates representing the shares of Series A Preferred Stock to be converted (if held in certificated form), duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto).

(f) Notwithstanding anything to the contrary in this Certificate of Designation, no conversion pursuant to this Section 8 with respect to shares of the Series A Preferred Stock of any Holder shall occur unless, with respect to such Holder, the Applicable Regulatory Approval has been obtained and remains in effect.

(g) Notwithstanding anything to the contrary in this Certificate of Designation, but subject to Section 8(j), no conversion pursuant to this Section 8 with respect to shares of Series A Preferred Stock held by any Holder and its BHCA Transferees (or, with respect to a BHCA Transferee, such BHCA Transferee and the Holder from which it acquired its shares of Series A Preferred Stock) shall be permitted to the extent such conversion would result in such Holder (including, for the avoidance of doubt, a BHCA Transferee that is a Holder) owning, together with

EXHIBIT A-11

its Affiliates and BHCA Transferees, more than 9.9% of the outstanding shares of Common Stock (or of any class of Voting Securities issued by the Corporation) after giving effect to such conversion, calculated in accordance with the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.9(a), and further excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such Holder (including, for the avoidance of doubt, a BHCA Transferee that is a Holder) of Voting Securities of the Corporation (the “Common Cap”). Those shares of Series A Preferred Stock which are not convertible pursuant to the preceding sentence (the “Excess Shares”) shall remain outstanding or shall be converted in accordance with Section 8(h), at the election of the Holder (or its BHCA Transferees, as applicable).

(h) For all purposes of Section 7 and this Section 8 such Excess Shares shall be convertible, subject to Section 8(j), into a number of shares of Series B Preferred Stock (or, after Shareholder Approval, at the election of the Holder, Non-Voting Common Stock) equivalent to the number of shares of Common Stock into which such Excess Shares would otherwise have been convertible (including, without limitation, taking into account any adjustments to such number of shares of Common Stock that would have been issuable in respect of the Excess Shares required by Section 12). In such event, (i) each reference in Section 7 or this Section 8 to shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be deemed a reference to the applicable Conversion Security and (ii) for purposes of the adjustment provisions in Section 12, the number of shares of Common Stock outstanding at any given point of time shall include the number of shares of Non-Voting Common Stock then outstanding assuming Shareholder Approval had been obtained at the time.

(i) Notwithstanding anything to the contrary, but subject to Sections 8(f), 8(g), 8(h), and 8(j), the Corporation shall not issue any shares of Common Stock upon the conversion of the Series A Preferred Stock if the issuance of such shares of Common Stock (taken together with each issuance of such shares of Common Stock (1) upon the conversion of the Series B Preferred Stock in accordance with the Certificate of Designation, Preferences and Rights of Series B Preferred Stock or otherwise, (2) upon the conversion of the Non-Voting Common Stock in accordance with the Certificate of Formation as amended by the Non-Voting Common Stock Certificate of Amendment or otherwise, or (3) upon the exercise of the Warrants pursuant to the Warrant Agreements) would exceed 19.9% of the total outstanding shares of Common Stock of the Corporation, or more than 19.9% of the total voting power of the Corporation’s securities, in each case immediately preceding the issuance of the Series A Preferred Stock and Warrants pursuant to the Investment Agreement and the Warrant Agreements (the number of shares which may be issued without violating such limitation, the “Exchange Cap”), except that such limitation shall not apply in the event that the Corporation obtains the approval of its shareholders as required by the applicable rules of the Principal Trading Market for issuances of shares of Common Stock in excess of such amount. Until such approval is obtained, the holders of the Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants (collectively, the “Existing Buyers” and each, individually, an “Existing Buyer”) shall not be permitted to convert Series A Preferred Stock, Series B Preferred Stock or Non-Voting Common Stock or exercise Warrants with respect to more than such Existing Buyer’s pro rata amount of such Exchange Cap (such amount, with respect to each Existing Buyer, its “Exchange Cap Allocation Amount”) determined based upon such Existing Buyer’s percentage ownership of the sum of (1) the

EXHIBIT A-12

aggregate number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock, Series B Preferred Stock and/or Non-Voting Common Stock, plus (2) the aggregate number of shares of Common Stock issuable upon exercise of the Warrants. In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s shares of Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock or Warrants, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation Amount with respect to such portion of such Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation Amount so allocated to such transferee. Upon conversion and exercise in full of such Existing Buyer’s Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation Amount and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants shall be allocated to the respective Exchange Cap Allocation Amounts of the remaining Existing Buyers of Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants on a pro rata basis in proportion to the relative Exchange Cap Allocation Amounts of such Existing Buyers.

(j) Notwithstanding any other provision of this Certificate of Designation, the Corporation shall not permit a member of a Series A Regulatory Group to effect a conversion pursuant to this Section 8 (and the Series A Preferred Stock shall not be convertible) to the extent that, immediately following such conversion, the Series A Regulatory Group would own or control greater than one-third of the total equity of the Corporation, calculated in accordance with the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.34.

Section 9. Conversion Procedures.

(a) On any Conversion Date, any shares of Series A Preferred Stock converted to Conversion Securities shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive Conversion Securities into which such shares of Series A Preferred Stock are convertible.

(b) The Person or Persons entitled to receive the Conversion Securities issuable upon any such conversion shall be treated for all purposes as the record holder(s) of such Conversion Securities as of the close of business on the applicable Conversion Date. No allowance or adjustment, except as set forth in Section 12, shall be made in respect of dividends payable to holders of Conversion Securities of record as of any date prior to such applicable Conversion Date. Prior to such applicable Conversion Date, Conversion Securities issuable upon conversion of any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Series A Preferred Stock shall have no rights with respect to Conversion Securities (including voting rights as applicable, rights to respond to tender offers for the Conversion Securities and rights to receive any dividends or other distributions on the Conversion Securities) by virtue of holding shares of Series A Preferred Stock.

EXHIBIT A-13

(c) Shares of Series A Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued preferred stock of the Corporation, undesignated as to series and available for future issuance.

(d) In the event that a Holder of shares of Series A Preferred Stock shall not by written notice designate the name in which Conversion Securities to be issued upon conversion of such Series A Preferred Stock should be registered or the address to which the certificate or certificates representing such Conversion Securities should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Series A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such Conversion Securities to the address of such Holder shown on the records of the Corporation.

Section 10. Reservation of Conversion Securities.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Conversion Securities, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in this Certificate of Designation, free from any preemptive or other similar rights, such number of applicable Conversion Securities as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. For purposes of this Section 10(a), the number of Conversion Securities that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) All Conversion Securities delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

EXHIBIT A-14

Section 11. Fractional Shares.

(a) No fractional Conversion Securities shall be issued as a result of any conversion of shares of Series A Preferred Stock.

(b) In lieu of any fractional Conversion Security otherwise issuable to a Holder in respect of any conversion pursuant to Section 8, the Corporation shall at its option either (i) issue to such Holder a whole Conversion Security, or (ii) pay an amount in cash (computed to the nearest cent) equal to such fraction times the average Closing Price of the Common Stock (as adjusted by the Conversion Rate for Series B Preferred Stock) for the twenty (20) consecutive Trading Days ending on the second Trading Day immediately preceding the applicable Conversion Date.

(c) If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full Conversion Securities issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 12. Anti-Dilution Adjustments.

(a) Except as provided in Section 12(c), the Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

EXHIBIT A-15

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0

OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Debt or Asset Distributions. If the Corporation distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), in exchange for consideration in an amount less than the fair market value of the property so distributed then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV

SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In a “spin-off,” where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

EXHIBIT A-16

MP0

MP0 + MPS

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPS = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iii) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(iv) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series A Preferred Stock pursuant to Section 3(a), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iii) above, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV

SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution.

EXHIBIT A-17

In the event that any distribution described in this clause (iv) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(v) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

(OS0 x SP0)

AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 = the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(b) The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 12, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

EXHIBIT A-18

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock, without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

(iii) The Conversion Price shall not be adjusted:

(A) for any Excluded Stock;

(C) for a change in the par value of Common Stock; or

(C) for accrued and unpaid dividends on the Series A Preferred Stock.

(iv) In the event that any of the circumstances contemplated in Section 12(a) take place with respect to the Non-Voting Common Stock, the Conversion Price shall be appropriately adjusted with respect to the shares of Non-Voting Common Stock to be issued following conversion of the Series A Preferred Stock.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 12(a) or Section 12(b) (or the definition of Conversion Price), the Corporation shall: (i) compute the Conversion Price in accordance with Section 12(a) or Section 12(b) (or the definition of Conversion Price), taking into account the $0.01 threshold set forth in Section 12(c); (ii) as soon as reasonably practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 12(a) or Section 12(b) (or the definition of Conversion Price), taking into account the $0.01 threshold set forth in Section 12(c) (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as reasonably practicable following the determination of the revised Conversion Price in accordance with Section 12(a) or Section 12(b) (or the definition of Conversion Price), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

(e) Notwithstanding anything to the contrary in this Section 12 or otherwise in this Certificate of Designation, the Corporation shall not take any action that would result in the Conversion Price being adjusted to below the then par value (if any) of the Conversion Securities deliverable upon conversion of the Series A Preferred Stock. Additionally, under no circumstances will the number of Conversion Securities deliverable upon conversion of the Series A Preferred Stock exceed (when taken together with all other outstanding shares of Common Stock) the applicable number of Conversion Securities that the Corporation is authorized to issue.

EXHIBIT A-19

Section 13. Replacement Certificates. The Corporation shall replace any mutilated stock certificate at the Holder’s expense upon surrender of such stock certificate to the Corporation. The Corporation shall replace stock certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the stock certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 14. Redemptions. The Series A Preferred Stock shall not be redeemable either at the Corporation’s option or at the option of any Holder, except as set forth in Section 7 hereof.

Section 15. Reorganization Events.

(a) In the event of:

(i) any consolidation or merger of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition) (any such event specified in clauses (i) through (iv), a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become at the effective time of such Reorganization Event the right to receive, at the election of the Holders and upon written notice to the Company of such election, (A) the kind of securities, cash and other property receivable in such Reorganization Event by the Holder with respect to that number of shares of Common Stock into which the shares of Series A Preferred Stock would then be convertible assuming that on the date such option is exercised the Applicable Regulatory Approval has been obtained and remains in effect and disregarding for these purposes Section 8(h) (such securities, cash and other property, the “Exchange Property”), or (B) cash payable by the Corporation or such other Person in an amount equal to the Liquidation Preference, in each case plus, if the Reorganization Event is consummated prior to the Optional Redemption Date, an amount equal to the cumulative cash dividends that would be payable by the Corporation from the date of the consummation of such Reorganization Event through the Optional Redemption Date as if the dividends on the Series A Preferred Stock were cumulative. Notwithstanding anything to the contrary, in no event shall a Reorganization Event trigger the requirement to pay any dividend on the Series A Preferred Stock with respect to any Dividend Period that ended prior to the consummation of a Reorganization Event and for which no dividend was declared by the Board of Directors.

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall be entitled to make the same election in the event the Holders elect to receive such consideration in accordance with clause (a)(iv)(A) above.

EXHIBIT A-20

(c) The above provisions of this 15 shall similarly apply to successive Reorganization Events and the provisions of Section 12 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within ten (10) days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property and the Holder shall, within twenty (20) days after receipt of such notice, provide the Corporation with written notice of its election under clause (a)(iv) above.

Section 16. No Impairment. The Corporation shall not amend its Certificate of Formation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against dilution or other impairment as provided herein.

Section 17. Miscellaneous.

(a) All notices referred to herein shall be in writing or electronic mail, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by electronic mail or registered or certified mail with postage prepaid, addressed: (i) if to the Corporation, to its office at 20202 Highway 59 North, Suite 190, Humble, Texas 77338, Attention: Chief Financial Officer, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or Conversion Securities or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Conversion Securities or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

EXHIBIT A-21

(c) This Certificate of Designation does not provide for an exchange, reclassification or cancellation of any issued shares.

[Signature page follows]

EXHIBIT A-22

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer, on _____________, 2022.

THIRD COAST BANCSHARES, INC.

By:
Name:
Title:

EXHIBIT B

Form of Certificate of Designations for Series B Preferred Stock

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK

OF THIRD COAST BANCSHARES, INC.

Pursuant to Sections 21.155 and 21.156 of the

Business Organizations Code

of the State of Texas

Third Coast Bancshares, Inc. (the “Corporation”), a corporation organized and existing under the Texas Business Organizations Code (the “TBOC”), in accordance with Section 21.155 of the TBOC, does hereby certify:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Formation, the Board of Directors on September 30, 2022 adopted the following resolution creating a series of 69,400 shares of preferred stock designated as “Series B Convertible Perpetual Preferred Stock,” par value $1.00 per share (“Series B Preferred Stock”):

RESOLVED, that pursuant to the authority conferred upon the Board of Directors in accordance with the provisions of the Certificate of Formation, a series of preferred stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Definitions. The following terms have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

(a) “Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.

(b) “BHCA Transfer” means any direct or indirect sale, transfer, assignment, hypothecation, disposition or other transfer of the legal or beneficial ownership or economic benefits of any capital stock of the Corporation (including any transfer by means of any pledge, security interest, encumbrance or foreclosure or similar process with respect to the same).

(c) “BHCA Transferee” means a person to whom a Holder BHCA Transfers capital stock of the Corporation and any person to whom such person BHCA Transfers capital stock of the Corporation (and so on), in each case, other than a Permitted Regulatory Transferee (as defined below).

(d) “Board of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by such board of directors, any committee of the board of directors duly authorized to take such action.

EXHIBIT B-1

(e) A “business day” means any day other than a Saturday or a Sunday or a day on which banks are required or permitted by law or executive order to be closed in the State of Texas.

(f) “Certificate” means a certificate representing one (1) or more shares of Series B Preferred Stock.

(g) “Certificate of Designation” means this Certificate of Designation to the Certificate of Formation.

(h) “Certificate of Formation” means the First Amended and Restated Certificate of Formation of the Corporation, as amended prior to the filing of this Certificate of Designation with the Secretary of State of the State of Texas and as amended by this Certificate of Designation and as may be further amended.

(i) “Common Stock” means the Corporation’s common stock, par value $1.00 per share.

(j) “Corporation” has the meaning set forth in the preamble.

(k) “Dividends” has the meaning set forth in Section 3.

(l) “Exchange Agent” means Continental Stock Transfer & Trust Company, solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(m) “Exchange Cap” has the meaning set forth in Section 5(b).

(n) “Exchange Cap Allocation Amount” has the meaning set forth in Section 5(b).

(o) “Existing Buyer” has the meaning set forth in Section 5(b).

(p) “Holder” means a Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Corporation and the Exchange Agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

(q) “Initial Acquirer” means an acquirer of Series A Preferred Stock pursuant to the Investment Agreement.

(r) “Investment Agreement” means the Investment Agreement, dated as of September 8, 2022, by and among the Corporation and the investors named therein, as it may be amended from time to time.

(s) “Liquidation Distribution” has the meaning set forth in Section 4.

(t) “Mandatory Conversion Date” means, with respect to shares of Series B Preferred Stock of any and all Holders, the Non-Voting Common Stock Certificate of Amendment Effective Date.

EXHIBIT B-2

(u) “Non-Voting Common Stock” means, if authorized by all necessary action on the part of the Corporation, the Corporation’s non-voting common stock, par value $1.00 per share.

(v) “Non-Voting Common Stock Certificate of Amendment” means an amendment to the Certificate of Formation to be filed with the Secretary of State of the State of Texas to authorize the Non-Voting Common Stock in an amount of shares sufficient to permit the full conversion of the Series B Preferred Stock into shares of Non-Voting Common Stock.

(w) “Non-Voting Common Stock Certificate of Amendment Effective Date” means the date that the Corporation shall have filed the Non-Voting Common Stock Certificate of Amendment with the Secretary of State of the State of Texas as required by the TBOC.

(x) “Permitted Regulatory Transfer” means a transfer of the type identified in the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.9(a)(3)(ii), or any successor provision thereto.

(y) “Permitted Regulatory Transferee” means a person unaffiliated with a Holder or BHCA Transferee who acquires shares of capital stock of the Corporation from a Holder or its BHCA Transferees in a Permitted Regulatory Transfer.

(z) “Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

(aa) “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

(bb) “Series A Preferred Stock” means the Corporation’s Series A Convertible Non-Cumulative Preferred Stock, par value $1.00 per share.

(cc) “Series A Regulatory Group” means an Initial Acquirer, together with all Affiliates thereof, and the direct and indirect BHCA Transferees of such Initial Acquirer (with respect to the Series A Preferred Stock) and its Affiliates, and including, for the avoidance of doubt, any BHCA Transferee that receives securities of the Corporation resulting from the conversion of the Series A Preferred Stock originally acquired from the Corporation by an Initial Acquirer in a BHCA Transfer that is not a Permitted Regulatory Transfer.

(dd) “Series B Preferred Stock” has the meaning set forth in the recitals.

(ee) “TBOC” has the meaning set forth in the preamble.

(ff) “Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

(gg) “Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

EXHIBIT B-3

(hh) “Warrant Agreement” means each Warrant Agreement, dated as of the Closing Date (as defined in the Investment Agreement), by and between the Corporation and the investor named therein, as each may be amended from time to time.

(ii) “Warrants” has the meaning set forth in the Investment Agreement.

Section 2. Designation; Number of Shares. The series of shares of Preferred Stock hereby authorized shall be designated the “Series B Convertible Perpetual Preferred Stock”. The number of authorized shares of the Series B Preferred Stock shall be 69,400 shares. The Series B Preferred Stock shall have $1.00 par value per share. Each share of Series B Preferred Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Series B Preferred Stock is identical in all respects to every other share of Series B Preferred Stock.

Section 3. Dividends. The Series B Preferred Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”) on a pro rata basis with the Common Stock determined on an as-converted basis assuming all shares had been converted pursuant to Section 5 as of immediately prior to the record date of the applicable Dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such Dividends are to be determined). Accordingly, the Holders of record will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the number of shares of Common Stock with respect to the number of shares of Common Stock into which the shares of Series B Preferred Stock would be converted, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Series B Preferred Stock in an amount per share of Series B Preferred Stock equal to the product of (a) the per share Dividend declared and paid in respect of each share of Common Stock and (b) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible (without regard to any limitations on conversion of the Series B Preferred Stock); provided, however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the Holders will be entitled to a stock Dividend payable solely in shares of Series B Preferred Stock. Dividends that are payable on Series B Preferred Stock will be payable to the Holders of record as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the Holders will have no right to receive any Dividends.

EXHIBIT B-4

Section 4. Liquidation.

(a) Rank. The Series B Preferred Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation which, by their respective terms, are senior to the Series B Preferred Stock or the Common Stock, and (ii) pari passu with the Common Stock pro rata on an as-converted basis. Not in limitation of anything contained herein, and for purposes of clarity, the Series B Preferred Stock is subordinated to the general creditors and subordinated debt holders of the Corporation, and the depositors of the Corporation’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b) Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, Holders will be entitled to receive, for each share of Series B Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Corporation, subject to the rights of any Persons to whom the Series B Preferred Stock is subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Series B Preferred Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the Holder of such share of Series B Preferred Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Series B Preferred Stock at such time, without regard to any limitations on conversion of the Series B Preferred Stock). All Liquidation Distributions to the Holders and the holders of Common Stock set forth in clause (ii) above will be made pro rata to the Holders and the holders of Common Stock on an as-converted basis.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Conversion.

(a) General.

(i) Unless the shares of Series B Preferred Stock shall have previously been converted into shares of Non-Voting Common Stock pursuant to Section 5(a)(iii), and subject to Section 5(g), a Holder shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Series B Preferred Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the Holder, together with all Affiliates and BHCA Transferees of the Holder (or, with respect to a BHCA Transferee, such BHCA Transferee, its Affiliates, and the Holder from which it acquired its shares of Series B Preferred Stock), will not own or control in the aggregate more than 9.9% of the Common Stock (or of any class of Voting Securities issued by the Corporation), calculated in accordance with the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.9(a), and further excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such Holder (including, for the avoidance of doubt, a BHCA Transferee that is a Holder) of Voting Securities of the Corporation. In any such conversion, each share of Series B Preferred Stock will convert initially into 44.44 shares of Common Stock, subject to adjustment as provided in Section 6 below.

EXHIBIT B-5

(ii) Unless the shares of Series B Preferred Stock shall have previously been converted into shares of Non-Voting Common Stock pursuant to Section 5(a)(iii), and subject to Section 5(g), each share of Series B Preferred Stock will automatically convert into 44.44 shares of Common Stock, without any further action on the part of any Holder, subject to adjustment as provided in Section 6, below, on the date a Holder transfers any shares of Series B Preferred Stock to a non-affiliate of the Holder in a Permitted Regulatory Transfer.

(iii) Effective as of the close of business on the Mandatory Conversion Date, and subject to Section 5(g), each share of Series B Preferred Stock will automatically convert into 44.44 shares of Non-Voting Common Stock, without any further action on the part of any Holder.

(iv) To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the Holder shall surrender the certificate or certificates evidencing such shares of Series B Preferred Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such certificate(s), the Corporation will issue and deliver to such Holder (in the case of a conversion under Section 5(a)(i)) or such Holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of Common Stock into which the Series B Preferred Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the Holder’s shares of Series B Preferred Stock, the Corporation shall deliver to such Holder a certificate or certificate(s) representing the number of shares of Series B Preferred Stock that were not converted to Common Stock or Non-Voting Common Stock.

(v) Upon occurrence of the Mandatory Conversion Date, the Corporation shall promptly provide notice of such event and the resulting conversion of the Series B Preferred Stock to each Holder. Such notice shall provide instructions for the surrender to the Corporation of certificates for shares of Series B Preferred Stock held of record by such Holders for issuance of certificates representing shares of Non-Voting Common Stock into which the Series B Preferred Stock have been converted pursuant to Section 5(a)(iii).

(vi) All shares of Common Stock or Non-Voting Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(b) Principal Market Regulation. Notwithstanding anything to the contrary, but subject to Sections 5(a) and 5(g), the Corporation shall not issue any shares of Common Stock upon the conversion of the Series B Preferred Stock if the issuance of such shares of Common Stock (taken together with each issuance of such shares of Common Stock (1) upon the conversion of the Series A Preferred Stock in accordance with the Certificate of Designation, Preferences and Rights of Series A Preferred Stock or otherwise, (2) upon the conversion of the Non-Voting Common Stock in accordance with the Certificate of Formation as amended by the Non-Voting Common Stock Certificate of Amendment or otherwise, or (3) upon the exercise of the Warrants pursuant to the Warrant Agreements) would exceed 19.9% of the total outstanding shares of Common Stock of

EXHIBIT B-6

the Corporation, or more than 19.9% of the total voting power of the Corporation’s securities, in each case immediately preceding the issuance of the Series A Preferred Stock and Warrants pursuant to the Investment Agreement and the Warrant Agreements (the number of shares which may be issued without violating such limitation, the “Exchange Cap”), except that such limitation shall not apply in the event that the Corporation obtains the approval of its shareholders as required by the applicable rules of the Principal Trading Market for issuances of shares of Common Stock in excess of such amount. Until such approval is obtained, the holders of the Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants (collectively, the “Existing Buyers” and each, individually, an “Existing Buyer”) shall not be permitted to convert Series A Preferred Stock, Series B Preferred Stock or Non-Voting Common Stock or exercise Warrants with respect to more than such Existing Buyer’s pro rata amount of such Exchange Cap (such amount, with respect to each Existing Buyer, its “Exchange Cap Allocation Amount”) determined based upon such Existing Buyer’s percentage ownership of the sum of (1) the aggregate number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock, Series B Preferred Stock and/or Non-Voting Common Stock, plus (2) the aggregate number of shares of Common Stock issuable upon exercise of the Warrants. In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s shares of Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock or Warrants, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation Amount with respect to such portion of such Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation Amount so allocated to such transferee. Upon conversion and exercise in full of such Existing Buyer’s Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation Amount and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants shall be allocated to the respective Exchange Cap Allocation Amounts of the remaining Existing Buyers of Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants on a pro rata basis in proportion to the relative Exchange Cap Allocation Amounts of such Existing Buyers.

(c) Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock and, when authorized, Non-Voting Common Stock solely for the purpose of effecting the conversion of the Series B Preferred Stock such number of shares of Common Stock or Non-Voting Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of shares of authorized but unissued Common Stock or Non-Voting Common Stock (when authorized) will not be sufficient to effect the conversion of all then outstanding Series B Preferred Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock or Non-Voting Common Stock to such number of shares as will be sufficient for such purpose.

(d) No Impairment. The Corporation will not, by amendment of its Certificate of Formation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

EXHIBIT B-7

(e) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(f) Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the requirements of such exchange at such time.

(g) Total Equity Limitation. Notwithstanding any other provision of this Certificate of Designation, the Corporation shall not permit a member of a Series A Regulatory Group to effect a conversion pursuant to this Section 5 (and the Series B Preferred Stock shall not be convertible) to the extent that, immediately following such conversion, the Series A Regulatory Group would own or control greater than one-third of the total equity of the Corporation, calculated in accordance with the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.34.

Section 6. Adjustments.

(a) Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Series B Preferred Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b) Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Series B Preferred Stock will be convertible into, in lieu of the number of shares of Common Stock which the Holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock

EXHIBIT B-8

equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible (without regard to any limitations on conversion of the Series B Preferred Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Series B Preferred Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the Holders would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible (without regard to any limitations on conversion of the Series B Preferred Stock) immediately before that transaction.

(c) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any Holder, but no more frequently than once per fiscal quarter, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

Section 7. Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the Holders will thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Series B Preferred Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Series B Preferred Stock).

Section 8. Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Series B Preferred Stock will not be redeemable at the option of the Corporation or any Holder at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Series B Preferred Stock in voluntary transactions with the Holders, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Series B Preferred Stock repurchased or otherwise acquired may be cancelled by the Corporation and thereafter be reissued as shares of any series of preferred stock of the Corporation.

EXHIBIT B-9

Section 9. Voting Rights. The Holders will not have any voting rights, except as may be permitted for securities that are Nonvoting Securities, as set forth in 12 C.F.R. § 225.2(q)(2), or any successor provision. If the Holders shall be entitled by law to vote as a single class with the holders of outstanding shares of Common Stock, with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration (by vote or written consent), each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible pursuant to Section 5.

Section 10. Protective Provisions. So long as any shares of Series B Preferred Stock are issued and outstanding, the Corporation will not, without obtaining the approval (by vote or written consent) of the Holders of a majority of the issued and outstanding shares of Series B Preferred Stock, alter or change the rights, preferences, privileges or restrictions provided for the benefit of the Holders so as to affect them adversely, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the Holders. In the event that the Corporation offers to repurchase shares of Common Stock, the Corporation shall offer to repurchase shares of Series B Preferred Stock pro rata based upon the number of shares of Common Stock such Holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

Section 11. Notices. All notices required or permitted to be given by the Corporation with respect to the Series B Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the Holders at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the Holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Series B Preferred Stock, or of any other matter required to be presented for the approval of the Holders.

Section 12. Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record Holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

Section 13. Term. The Series B Preferred Stock shall have perpetual term unless converted in accordance with Section 5.

Section 14. No Preemptive Rights. The Holders are not entitled to any preemptive or preferential right to purchase or subscribe for any capital stock, obligations, warrants or other securities or rights of the Corporation, except for any such rights that may be granted by way of separate contract or agreement to one or more Holders.

Section 15. Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation or the Exchange Agent, the posting by such Person of a bond in such amount as the Corporation or the Exchange Agent may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

EXHIBIT B-10

Section 16. Other Rights. The shares of Series B Preferred Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

Section 17. General Provisions. In addition to the above provisions with respect to Series B Preferred Stock, such Series B Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Certificate of Formation with respect to preferred stock generally.

[Signature page follows]

EXHIBIT B-11

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by its duly authorized officer, on _____________, 2022.

THIRD COAST BANCSHARES, INC.

By:
Name:
Title:

EXHIBIT C

Form of Certificate of Amendment (Authorizing Non-Voting Common Stock)

FORM OF CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF FORMATION

OF THIRD COAST BANCSHARES, INC.

This Certificate of Amendment is submitted for filing pursuant to the applicable provisions of the Texas Business Organizations Code.

Entity Information

The name of the filing entity is Third Coast Bancshares, Inc., and it is a for-profit corporation (the “Corporation”). The Corporation’s date of formation is January 16, 2013, and its assigned file number is 801718646.

Amendments

Article VI of the Certificate of Formation of the Corporation (the “Certificate of Formation”) is hereby amended and restated in its entirety to read as follows:

ARTICLE VI

A. General.

The total number of shares of capital stock which the Corporation is authorized to issue is [______], consisting of fifty million (50,000,000) shares of common stock, par value $1.00 per share, [______] shares of non-voting common stock, par value $1.00 per share, and one million (1,000,000) shares of preferred stock, par value $1.00 per share (“Preferred Shares”). The shares of capital stock may be issued from time to time as authorized by the board of directors of the Corporation (the “Board”) without the approval of its shareholders, except as otherwise provided by governing law, rule or regulation or as set forth in this Certificate of Formation, as amended from time to time.

B. Preferred Stock.

The Board is expressly authorized, without shareholder approval, to provide, when it deems advisable or necessary, for the issuance of all or any shares of the preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the establishment of such class or series as may be permitted by the Texas Business Organizations Code, including, without limitation, the authority to provide that any such class or series may be: subject to redemption at such time or times, on such conditions and at such price or prices; entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of capital stock of the Corporation; entitled to

EXHIBIT C-1

such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or convertible into, or exchangeable for, shares of the same or any other class or classes of stock, or of the same or any other series of stock, of the Corporation at such price or prices or at such rates of exchange and with adjustments, all as may be stated in such resolution or resolutions adopted by the Board.

C. Common Stock.

Each holder of common stock will be entitled to one vote for each share of common stock held of record on all matters on which shareholders generally are entitled to vote. There shall be no cumulative voting. Subject to the provisions of law and the rights of the preferred stock and any other class or series of stock having a preference as to dividends over the common stock then outstanding, and any other rights of shareholders provided herein, dividends may be paid on common stock out of assets legally available for dividends, but only at such times and in such amounts as the Board may determine and declare. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the preferred stock and any other class or series of shares having a preference over the common stock then outstanding have been paid or declared and set apart for payment, and any other rights of shareholders provided herein, the holders of common stock will be entitled to receive all the remaining assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them, respectively.

D. Non-Voting Common Stock

1. Definitions. For purposes of this Paragraph D, the following capitalized terms will have the meanings indicated in this Section 1, whether used in the singular or the plural.

(a) “Affiliate” has the meaning set forth in 12 C.F.R. Section 225.2(a) or any successor provision.

(b) “Certificate of Formation” means the Certificate of Formation of the Corporation, as amended and in effect from time and time

(c) “BHCA Transfer” means any direct or indirect sale, transfer, assignment, hypothecation, disposition or other transfer of the legal or beneficial ownership or economic benefits of any capital stock of the Corporation (including any transfer by means of any pledge, security interest, encumbrance or foreclosure or similar process with respect to the same).

(d) “BHCA Transferee” means a person to whom a holder of Non-Voting Common Stock BHCA Transfers capital stock of the Corporation and any person to whom such person BHCA Transfers capital stock of the Corporation (and so on), in each case, other than a Permitted Regulatory Transferee (as defined below).

EXHIBIT C-2

(e) “Board of Directors” means the board of directors of the Corporation.

(f) “Business Day” means any day other than a Saturday or a Sunday or a day on which banks are required or permitted by law or executive order to be closed in the State of Texas.

(g) “Certificate” means a certificate representing one (1) or more shares of Non-Voting Common Stock.

(h) “Common Stock” means the Corporation’s common stock, par value $1.00 per share.

(i) “Conversion” has the meaning set forth in Section 5.

(j) “Corporation” means Third Coast Bancshares, Inc., a Texas corporation.

(k) “Dividends” has the meaning set forth in Section 3.

(l) “Exchange Agent” means Continental Stock Transfer & Trust Company, solely in its capacity as transfer and exchange agent for the Corporation, or any successor transfer and exchange agent for the Corporation.

(m) “Exchange Cap” has the meaning set forth in Section 5(b).

(n) “Exchange Cap Allocation Amount” has the meaning set forth in Section 5(b).

(o) “Existing Buyer” has the meaning set forth in Section 5(b).

(p) “Initial Acquirer” means an acquirer of Series A Preferred Stock pursuant to the Investment Agreement.

(q) “Investment Agreement” means the Investment Agreement, dated as of September 8, 2022, by and among the Corporation and the investors named therein, as it may be amended from time to time.

(r) “Liquidation Distribution” has the meaning set forth in Section 4.

(s) “Non-Voting Common Stock” means the Corporation’s non-voting common stock, par value $1.00 per share.

(t) “Permitted Regulatory Transfer” means a transfer of the type identified in the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.9(a)(3)(ii), or any successor provision thereto.

EXHIBIT C-3

(u) “Permitted Regulatory Transferee” means a person unaffiliated with a holder of Non-Voting Common Stock or their BHCA Transferee who acquires shares of capital stock of the Corporation from a holder of Non-Voting Common Stock or its BHCA Transferees in a Permitted Regulatory Transfer.

(v) “Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

(w) “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

(x) “Series A Preferred Stock” means the Corporation’s Series A Convertible Non-Cumulative Preferred Stock, par value $1.00 per share.

(y) “Series A Regulatory Group” means an Initial Acquirer, together with all Affiliates thereof, and the direct and indirect BHCA Transferees of such Initial Acquirer and its Affiliates, and including, for the avoidance of doubt, any BHCA Transferee that receives securities of the Corporation resulting from the conversion of the Series A Preferred Stock originally acquired from the Corporation by an Initial Acquirer in a BHCA Transfer that is not a Permitted Regulatory Transfer.

(z) “Series B Preferred Stock” means the Corporation’s Series B Convertible Perpetual Preferred Stock, par value $1.00 per share.

(aa) “Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

(bb) “Voting Security” has the meaning set forth in 12 C.F.R. §225.2(q) or any successor provision.

(cc) “Warrant Agreement” means each Warrant Agreement, dated as of [______], 2022, by and between the Corporation and the investor named therein, as each may be amended from time to time.

(dd) “Warrants” has the meaning set forth in the Investment Agreement.

2. Rights. Each share of Non-Voting Common Stock has the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as described herein. Each share of Non-Voting Common Stock is identical in all respects to every other share of Non-Voting Common Stock.

EXHIBIT C-4

3. Dividends. The Non-Voting Common Stock will rank pari passu with the Common Stock with respect to the payment of dividends or distributions, whether payable in cash, securities, options or other property, and with respect to issuance, grant or sale of any rights to purchase stock, warrants, securities or other property (collectively, the “Dividends”). Accordingly, the holders of record of Non-Voting Common Stock will be entitled to receive as, when, and if declared by the Board of Directors, Dividends in the same per share amount as paid on the Common Stock, and no Dividends will be payable on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless a Dividend identical to that paid on the Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share of Non-Voting Common Stock equal to the product of (i) the per share Dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock); provided, however, that if a stock Dividend is declared on Common Stock payable solely in Common Stock, the holders of Non-Voting Common Stock will be entitled to a stock Dividend payable solely in shares of Non-Voting Common Stock. Dividends that are payable on Non-Voting Common Stock will be payable to the holders of record of Non-Voting Common Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock. In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the holders of Non-Voting Common Stock will have no right to receive any Dividends.

4. Liquidation.

(a) Rank. The Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Corporation that, by their respective terms, are senior to the Non-Voting Common Stock or the Common Stock, and (ii) pari passu with the Common Stock. Not in limitation of anything contained herein, and for purposes of clarity, the Non-Voting Common Stock is subordinated to the general creditors and subordinated debt holders of the Corporation, and the depositors of the Corporation’s bank subsidiaries, in any receivership, insolvency, liquidation or similar proceeding.

(b) Liquidation Distributions. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Voting Common Stock will be entitled to receive, for each share of Non-Voting Common Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any Persons to whom the Non-Voting Common Stock is

EXHIBIT C-5

subordinate, a distribution (“Liquidation Distribution”) equal to (i) any authorized and declared, but unpaid, Dividends with respect to such share of Non-Voting Common Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Non-Voting Common Stock would receive in respect of such share if such share had been converted into shares of Common Stock at the then applicable conversion rate at the time of such liquidation, dissolution or winding up (assuming the conversion of all shares of Non-Voting Common Stock at such time, without regard to any limitations on conversion of the Non-Voting Common Stock). All Liquidation Distributions to the holders of the Non-Voting Common Stock and Common Stock set forth in clause (ii) above will be made pro rata to the holders thereof.

(c) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Non-Voting Common Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or property) of all or substantially all of the assets of the Corporation, will not constitute a liquidation, dissolution or winding up of the Corporation.

5. Conversion.

(a) General.

(i) Subject to Section 5(g) of this Paragraph D, a holder of Non-Voting Common Stock shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Non-Voting Common Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the holder, together with all Affiliates and BHCA Transferees of the holder (or, with respect to a BHCA Transferee, such BHCA Transferee, its Affiliates, and the holder from which it acquired its shares of Non-Voting Common Stock), will not own or control in the aggregate more than 9.9% of the Common Stock (or of any class of Voting Securities issued by the Corporation), calculated in accordance with the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.9(a), and further excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder (including, for the avoidance of doubt, a holder that is a BHCA Transferee) of Voting Securities of the Corporation; provided further that the right to convert under this Section 5(a)(i) shall not be available to a transferee of shares of Non-Voting Common Stock with respect to a transfer other than a Permitted Regulatory Transfer. In any such conversion, each share of Non-Voting Common Stock will convert initially into one (1) share of Common Stock, subject to adjustment as provided in Section 6 below.

EXHIBIT C-6

(ii) On the date a holder of Non-Voting Common Stock transfers any shares of Non-Voting Common Stock to a non-affiliate of the holder in a Permitted Regulatory Transfer, each such share of Non-Voting Common Stock will automatically convert into one (1) share of Common Stock, without any further action on the part of any holder, subject to adjustment as provided in Section 6 below.

(iii) To effect any permitted conversion under Section 5(a)(i) or Section 5(a)(ii), the holder shall surrender the certificate or certificates evidencing such shares of Non-Voting Common Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation or the Exchange Agent. Upon the surrender of such certificate(s), the Corporation will, or will cause the Exchange Agent to, issue and deliver to such holder (in the case of a conversion under Section 5(a)(i)) or such holder’s transferee (in the case of a conversion under Section 5(a)(ii)) a certificate or certificates for the number of shares of Common Stock into which the Non-Voting Common Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the holder’s shares of Non-Voting Common Stock, the Corporation will, or will cause the Exchange Agent to, deliver to such holder a certificate or certificate(s) representing the number of shares of Non-Voting Common Stock that were not converted to Common Stock.

(iv) All shares of Common Stock delivered upon conversion of the Non-Voting Common Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(b) Principal Market Regulation. Notwithstanding anything to the contrary, but subject to Sections 5(a) and 5(g) of this Paragraph D, the Corporation shall not issue any shares of Common Stock upon the conversion of the Non-Voting Common Stock if the issuance of such shares of Common Stock (taken together with each issuance of such shares of Common Stock (1) upon the conversion of the Series A Preferred Stock in accordance with the Certificate of Designation, Preferences and Rights of Series A Preferred Stock or otherwise, (2) upon the conversion of the Series B Preferred Stock in accordance with the Certificate of Designation, Preferences and Rights of Series B Preferred Stock or otherwise, or (3) upon the exercise of the Warrants pursuant to the Warrant Agreements) would

EXHIBIT C-7

exceed 19.9% of the total outstanding shares of Common Stock of the Corporation, or more than 19.9% of the total voting power of the Corporation’s securities, in each case immediately preceding the issuance of the Series A Preferred Stock and Warrants pursuant to the Investment Agreement and the Warrant Agreements (the number of shares which may be issued without violating such limitation, the “Exchange Cap”), except that such limitation shall not apply in the event that the Corporation obtains the approval of its shareholders as required by the applicable rules of the Principal Trading Market for issuances of shares of Common Stock in excess of such amount. Until such approval is obtained, the holders of the Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants (collectively, the “Existing Buyers” and each, individually, an “Existing Buyer”) shall not be permitted to convert Series A Preferred Stock, Series B Preferred Stock or Non-Voting Common Stock or exercise Warrants with respect to more than such Existing Buyer’s pro rata amount of such Exchange Cap (such amount, with respect to each Existing Buyer, its “Exchange Cap Allocation Amount”) determined based upon such Existing Buyer’s percentage ownership of the sum of (1) the aggregate number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock, Series B Preferred Stock and/or Non-Voting Common Stock, plus (2) the aggregate number of shares of Common Stock issuable upon exercise of the Warrants. In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s shares of Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock or Warrants, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation Amount with respect to such portion of such Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation Amount so allocated to such transferee. Upon conversion and exercise in full of such Existing Buyer’s Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation Amount and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants shall be allocated to the respective Exchange Cap Allocation Amounts of the remaining Existing Buyers of Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants on a pro rata basis in proportion to the relative Exchange Cap Allocation Amounts of such Existing Buyers.

EXHIBIT C-8

(c) Reservation of Shares Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Non-Voting Common Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Stock; and if at any time the number of shares of authorized but unissued Common Stock will not be sufficient to effect the conversion of all then outstanding Non-Voting Common Stock, the Corporation will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as will be sufficient for such purpose.

(d) No Impairment. The Corporation will not, by amendment of its Certificate of Formation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Non-Voting Common Stock against impairment.

(e) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Non-Voting Common Stock, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(f) Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Non-Voting Common Stock; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Non-Voting Common Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Non-Voting Common Stock in accordance with the requirements of such exchange at such time.

(g) Total Equity Limitation. Notwithstanding any other provision of this Certificate of Formation, the Corporation shall not permit a member of a Series A Regulatory Group to effect a conversion pursuant to this Section 5 (and the Non-Voting Common Stock shall not be convertible) to the extent that, immediately following such conversion, the Series A Regulatory Group would own or control greater than one-third of the total equity of the Corporation, calculated in accordance with the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.34.

EXHIBIT C-9

6. Adjustments.

(a) Combinations or Divisions of Common Stock. In the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise other than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the dividend, liquidation, and conversion rights of each share of Non-Voting Common Stock in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(b) Reclassification, Exchange or Substitution. If the Common Stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a division or combination of shares provided for in Section 6(a) above), (1) the conversion ratio then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of the Non-Voting Common Stock will be convertible into, in lieu of the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction and (2) the Dividend and Liquidation Distribution rights then in effect will, concurrently with the effectiveness of such transaction, be adjusted so that each share of Non-Voting Common Stock will be entitled to a Dividend and Liquidation Distribution right, in lieu of with respect to the number of shares of Common Stock which the holders of the Non-Voting Common Stock would otherwise have been entitled to receive, with respect to a number of shares of such other class or classes of stock equal to the product of (i) the number of shares of such other class or classes of stock that a holder of a share of Common Stock would be entitled to receive in such transaction and (ii) the number of shares of Common Stock into which such share of Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of the Non-Voting Common Stock) immediately before that transaction.

EXHIBIT C-10

(c) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 6, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Non-Voting Common Stock a certificate executed by the Corporation’s President (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Non-Voting Common Stock, but no more frequently than once per fiscal quarter, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Non-Voting Common Stock.

7. Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there will be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares otherwise provided for in Section 6) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation’s properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision will be made so that the holders of the Non-Voting Common Stock will thereafter be entitled to receive upon conversion of the Non-Voting Common Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Non-Voting Common Stock would have been entitled to receive on such capital reorganization, merger, consolidation or sale (without regard to any limitations on conversion of the Non-Voting Common Stock), provided, however, that the Corporation shall exercise commercially reasonable efforts to provide that such stock, securities, or property shall be in a form and manner that satisfies the regulatory requirements of the holder of the Non-Voting Common Stock, including with respect to the voting rights thereof.

8. Redemption. Except to the extent a liquidation under Section 4 may be deemed to be a redemption, the Non-Voting Common Stock will not be redeemable at the option of the Corporation or any holder of Non-Voting Common Stock at any time. Notwithstanding the foregoing, the Corporation will not be prohibited from repurchasing or otherwise acquiring shares of Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements, including applicable regulatory capital requirements. Any shares of Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Non-Voting Common Stock.

9. Voting Rights. The holders of Non-Voting Common Stock will not have any voting rights, except as may otherwise be permitted for securities that are Nonvoting Securities, as set forth in 12 C.F.R. § 225.2(q)(2), or any successor provision.

EXHIBIT C-11

10. Protective Provisions. So long as any shares of Non-Voting Common Stock are issued and outstanding, the Corporation will not, without obtaining the approval (by vote or written consent) of the holders of a majority of the issued and outstanding shares of Non-Voting Common Stock, alter or change the rights, preferences, privileges or restrictions provided for the benefit of the holders of the Non-Voting Common Stock so as to affect them adversely, or take any action that would have the effect of adversely changing any preference or any relative or other right provided for the benefit of the holders of the Non-Voting Common Stock. In the event that the Corporation offers to repurchase shares of Common Stock, the Corporation shall offer to repurchase shares of Non-Voting Common Stock pro rata based upon the number of shares of Common Stock such holders would be entitled to receive if such shares were converted into shares of Common Stock immediately prior to such repurchase.

11. Notices. All notices required or permitted to be given by the Corporation with respect to the Non-Voting Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Non-Voting Common Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the holder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Non-Voting Common Stock, or of any other matter required to be presented for the approval of the holders of the Non-Voting Common Stock.

12. Record Holders. To the fullest extent permitted by law, the Corporation will be entitled to recognize the record holder of any share of Non-Voting Common Stock as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other Person, whether or not it will have express or other notice thereof.

13. Term. The Non-Voting Common Stock shall have perpetual term unless converted in accordance with Section 5.

14. Replacement Certificates. In the event that any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation or the Exchange Agent, the posting by such Person of a bond in such amount as the Corporation or the Exchange Agent may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Corporation or the Exchange Agent, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate a replacement Certificate.

15. Other Rights. The shares of Non-Voting Common Stock have no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or rights, other than as set forth herein or as provided by applicable law.

EXHIBIT C-12

16. Interpretation. All references within this Paragraph D to “Sections” are to sections of this Article VI, Paragraph D, of this Certificate of Formation, and not to other articles, paragraphs or sections of this Certificate of Formation.

Statement of Approval

The amendment to the Certificate of Formation has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.

Effectiveness of Filing

This Certificate of Amendment becomes effective when it is filed by the Secretary of State.

[Remainder of Page Intentionally Left Blank]

EXHIBIT C-13

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: ________________, 202__	THIRD COAST BANCSHARES, INC.

By:
Name:
Title:

EXHIBIT D

Form of Warrant Agreement

FORM OF WARRANT AGREEMENT

THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).

WARRANT

to purchase

[________]

Shares of Common Stock of

Third Coast Bancshares, Inc.

A Texas Corporation

Issue Date: [___], 2022

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked pursuant to Section 15. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be split equally by the Company and the Warrantholder.

EXHIBIT J-1

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires adoption or approval by the Company’s shareholders.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted by law or executive order to be closed in the State of Texas.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Certificate of Formation” means the First Amended and Restated Certificate of Formation of the Company, as amended and in effect from time and time.

“Common Stock” means the Company’s common stock, par value $1.00 per share.

“Company” means Third Coast Bancshares, Inc., a Texas corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Cap” has the meaning given to it in Section 3(c).

“Exchange Cap Allocation Amount” has the meaning given to it in Section 3(c).

“Excluded Stock” means (A) shares of Common Stock issued by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision, reclassification or split-up of the outstanding shares of Capital Stock, in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock); (B) shares of Common Stock or other securities that are convertible into or exchangeable or exercisable for Common Stock issued pursuant to the granting or exercise of employee stock options, restricted stock or other stock incentives or awards pursuant to the Company’s stock incentive plans approved by the Board or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; (C) shares of Common Stock, Series B Preferred Stock or Non-Voting Common Stock, as applicable, issued upon the conversion of shares of Series A Preferred Stock, Series B Preferred Stock, or Non-Voting Common Stock or upon the exercise of the Warrants; (D) shares of Common Stock issued upon exercise of warrants outstanding as of the date of the Investment Agreement; (E) shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock or other securities that are convertible into or exchangeable or exercisable for Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Non-Voting Common Stock, issued as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction; or (F) the Warrants issued pursuant to the Warrant Agreements and the shares of Series A Preferred Stock issued pursuant to the Investment Agreement.

“Exercise Price” means $22.50 per share of Common Stock, subject to adjustment from time to time in accordance with Section 13.

“Existing Buyer” has the meaning given to it in Section 3(c).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting in good faith, assuming a willing buyer and a willing seller, provided that no minority or illiquidity discount or control premium shall be taken into account and no consideration shall be given to any restrictions on transfer or the existence or absence of, or any limitations on, voting rights. If the Warrantholder does not accept the Board’s calculation of Fair Market Value and the Warrantholder and the Company are unable to agree on Fair Market Value, the procedures described in Section 15 shall be used to determine Fair Market Value.

“Initial Acquirer” means an acquirer of Series A Preferred Stock pursuant to the Investment Agreement.

“Investment Agreement” means the Investment Agreement, dated as of September 8, 2022, by and among the Company and the investors named therein, as it may be amended from time to time.

“Investor” means [______________].

“Issue Date” means [________], 2022, the original date of issuance of this Warrant.

“Market Price” means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant Capital Stock) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant Capital Stock) is so listed or quoted, or if the Common Stock (or other relevant Capital Stock) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant Capital Stock) in the over-the-counter market as reported on the OTC Bulletin Board or by Pink Sheets LLC or similar organization. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of the Common Stock shall be deemed to be the fair market value per share of such security as mutually determined by the Company and the Warrantholder, and if the Company and the Warrantholder cannot agree on the Market Price, the fair value will be determined using the procedures described in Section 15. The Market Price of the Series A Preferred Stock, the Series B Preferred Stock and the Non-Voting Common Stock shall be based on the Market Price of the Common Stock.

“Non-Voting Common Stock” means, if authorized by all necessary action on the part of the Company, the Company’s non-voting common stock, par value $1.00 per share.

“Non-Voting Common Stock Certificate of Amendment” means an amendment to the Certificate of Formation to be filed with the Secretary of State of the State of Texas to authorize the Non-Voting Common Stock in an amount of shares sufficient to permit the full conversion of the Series B Preferred Stock into shares of Non-Voting Common Stock.

“Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Permitted Transfer” means a transfer by any Warrantholder: (i) to any existing Warrantholder, Affiliate of the Warrantholder, or any holder of Series A Preferred Stock; (ii) to a transferee (or group of associated transferees) that will acquire at least 10% of the outstanding Warrants; or (iii) with the written consent of the Company.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or (B) pursuant to any other offer available to substantially all holders of Common Stock, in each case whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares of Common Stock for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase of shares of Common Stock with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“SEC” has the meaning given to it in Section 12.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Company’s Series A Convertible Non-Cumulative Preferred Stock, par value $1.00 per share.

“Series A Regulatory Group” means an Initial Acquirer, together any other Person whose Company securities would be aggregated with such Initial Acquirer’s Company securities for purposes of any bank regulation or law.

“Series B Preferred Stock” means the Company’s Series B Convertible Perpetual Preferred Stock, par value $1.00 per share.

“Shares” has the meaning given to it in Section 2.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, bank, savings bank, association or other entity of which such Person (i) owns or controls 50.1% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities, as to each of which 50.1% or more of the outstanding equity securities is owned directly or indirectly by its parent or (ii) is a general partner.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

“Warrantholder” has the meaning given to it in Section 2.

“Warrant” when used in the singular case, means this Warrant, and when used in the plural case, has the meaning given to it in the Investment Agreement.

“Warrant Agreement” means this Warrant Agreement and each other Warrant Agreement, dated as of [______], 2022, by and between the Company and the investor named therein, as each may be amended from time to time.

2. Number of Shares; Exercise Price.

(a) This certifies that, for value received, the Investor, its Affiliates or its registered assigns (individually and collectively, the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part [________] fully paid and nonassessable shares of Common Stock, as the same may be adjusted from time to time pursuant to the terms of this Warrant (the “Shares”), at a purchase price per share equal to the Exercise Price. The Exercise Price is subject to adjustment as provided herein, and all references to “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

(b) Notwithstanding any other provision of this Warrant, and subject to Section 2(c), if the Warrantholder proposes to exercise this Warrant such that the Warrantholder (or the applicable Series A Regulatory Group), together with any other Person whose Company securities would be aggregated with such Warrantholder’s Company securities (including the applicable Series A Regulatory Group’s Company securities) for purposes of any bank regulation or law, would collectively be deemed to own, control or have the power to vote more than 9.9% of a class of the Company’s outstanding voting securities immediately following such exercise, calculated in accordance with the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.9(a), and further excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such Warrantholder (and any other member of the applicable Series A Regulatory Group) of voting securities of the Company, then the Warrantholder shall instead acquire shares of Common Stock such that the Warrantholder (or the applicable Series A Regulatory Group), together with any other Person whose Company securities would be aggregated with such Warrantholder’s Company securities (including the applicable Series A Regulatory Group’s Company securities) for purposes of any bank regulation or law, would collectively be deemed to own, control or have the power to vote 9.9% or less of any class of the Company’s outstanding voting securities immediately following such exercise; provided, that some or all of any shares in excess of such amount, at the election of the Warrantholder, shall be (i) issued as either Series B Preferred Stock or Non-Voting Common Stock, or (ii) provided for future issuance under the terms of this Warrant, as amended, with the exercise of the Warrant remaining subject to the limitation prohibiting the acquisition of more than 9.9% of any class of the Company’s outstanding voting securities set forth in the preceding clause; provided, further, that the Company shall cooperate with the Warrantholder (and any other member of the applicable Series A Regulatory Group) to effectuate the issuance of such Series B Preferred Stock or Non-Voting Common Stock, or the amendment of this Warrant; and, provided, further, that all of the representations, warranties, covenants, agreements and other provisions in this Warrant shall apply, mutatis mutandis, to any such Series B Preferred Stock, Non-Voting Common Stock, or under this Warrant following amendment hereunder.

(c) Notwithstanding any other provision of this Warrant, if the Warrantholder proposes to exercise this Warrant such that a Series A Regulatory Group would immediately thereafter directly or indirectly own or control greater than one-third of the total equity of the Company, calculated in accordance with the regulations of the Board of Governors of the Federal Reserve System at 12 C.F.R. § 225.34, then the Warrantholder shall instead only be permitted to exercise this Warrant to the extent that the shares of Common Stock issued hereunder would not cause the Series A Regulatory Group to own or control greater than one-third of the total equity of the Company, and all shares in excess of such amount shall be provided for future issuance under the terms of this Warrant, as amended, with the exercise of the Warrant remaining subject to the limitation prohibiting the acquisition of more than one-third of the total equity of the Company by the Series A Regulatory Group, and the requirements of Section 2(b).

3. Exercise of Warrant; Term. (a) To the extent permitted by applicable laws and regulations, the right to purchase the Shares pursuant to this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company, on the date hereof, but in no event later than 11:59 p.m., New York City time, on the seventh (7th) anniversary of the date of issuance of the Warrant, by: (i) delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the last address of the Warrantholder as it shall appear upon the warrant register of the Company) of a duly executed Notice of Exercise, the form of which is annexed hereto, in accordance with Section 20; and (ii) within three (3) trading days after the date said Notice of Exercise is delivered to the Company, payment to the Company of the aggregate Exercise Price in respect of the Shares thereby purchased by cash, certified or cashier’s check or wire transfer in immediately available funds to an account designated by the Company, unless the Warrantholder elects to exercise the cashless exercise procedure described in Section 3(b) below. Notwithstanding anything herein to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Shares available hereunder and the Warrant has been exercised in full in which case, the Warrantholder shall surrender this Warrant to the Company for cancellation within three (3) trading days after the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased. If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days after the date of delivery of the applicable aggregate Exercise Price to the Company, a new warrant in substantially identical form and of the same tenor for the purchase of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [(A-B)*(X)] by (A), where:

(A) = the Market Price on the trading day immediately preceding the date on which the Warrantholder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price; and

(X) = the number of Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(c) Notwithstanding anything to the contrary, the Company shall not issue any shares of Common Stock upon the exercise of this Warrant if the issuance of such shares of Common Stock (taken together with each issuance of such shares of Common Stock (1) upon the conversion of the Series A Preferred Stock in accordance with the Certificate of Designation, Preferences and Rights of Series A Preferred Stock or otherwise, (2) upon the conversion of the Series B Preferred Stock in accordance with the Certificate of Designation, Preferences and Rights of Series B Preferred Stock or otherwise, (3) upon the conversion of the Non-Voting Common Stock in accordance with the Certificate of Formation as amended by the Non-Voting Common Stock Certificate of Amendment or otherwise or (4) upon the exercise of the other Warrants pursuant to the Warrant Agreements) would exceed 19.9% of the total outstanding shares of Common Stock of the Company, or more than 19.9% of the total voting power of the Company’s securities, in each case immediately preceding the issuance of the Series A Preferred Stock and the Warrants pursuant to the Investment Agreement and the Warrant Agreements (the number of shares which may be issued without violating such limitation, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its shareholders as required by the applicable rules of the Principal Trading Market for issuances of shares of Common Stock in excess of such amount. Until such approval is obtained, the holders of the Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants (collectively, the “Existing Buyers” and each, individually, an “Existing Buyer”) shall not be permitted to convert Series A Preferred Stock, Series B Preferred Stock or Non-Voting Common Stock or exercise Warrants with respect to more than such Existing Buyer’s pro rata amount of such Exchange Cap (such amount, with respect to each Existing Buyer, its “Exchange Cap Allocation Amount”) determined based upon such Existing Buyer’s percentage ownership of the sum of (1) the aggregate number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock, Series B Preferred Stock and/or Non-Voting Common Stock, plus (2) the aggregate number of shares of Common Stock issuable upon exercise of the Warrants. In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s shares of Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock or Warrants, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation Amount with respect to such portion of such Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation Amount so allocated to such transferee. Upon conversion and exercise in full of such Existing Buyer’s Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation Amount and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants shall be allocated to the respective Exchange Cap Allocation Amounts of the remaining Existing Buyers of Series A Preferred Stock, Series B Preferred Stock, Non-Voting Common Stock and Warrants on a pro rata basis in proportion to the relative Exchange Cap Allocation Amounts of such Existing Buyers.

4. Issuance of Shares; Authorization. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) Business Days after the date of delivery of the applicable aggregate Exercise Price to the Company. In lieu of delivering certificates, the Company may issue Shares issued upon exercise of this Warrant electronically in book-entry form, in which case a statement of book-entry interests will be delivered to the Warrantholder within the aforementioned period. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 and all other provisions of this Warrant will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which payment of the aggregate Exercise Price is delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times hereafter reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant. The Company will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any applicable law or regulation.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment in an amount equal to such fraction multiplied by the Market Price of the Common Stock on the date of exercise.

6. No Rights as Shareholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment. Subject to compliance with applicable securities laws, without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are not transferable or assignable, in whole or in part, by the Warrantholder, except for a Permitted Transfer. Upon a Permitted Transfer, a new warrant shall be made and delivered by the Company, as promptly as reasonably practicable, of the same tenor and date as this Warrant but registered in the name of the transferee or assignee and if the Warrantholder’s entire interest is not being transferred or assigned, in the name of the Warrantholder, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 20. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company. The Company may not assign any of its rights, or delegate any of its obligations, under this Warrant without the prior written consent of the Warrantholder (which consent may be withheld for any reason or no reason at all). This Warrant shall be binding upon and inure to the benefit of the Company, the Warrantholder and their respective successors and permitted assigns, and shall include, with respect to the Company, any Person succeeding the Company in a Business Combination or acquisition of all or substantially all of the Company’s assets, and in such case, all of the obligations of the Company hereunder shall survive such Business Combination or acquisition.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder (and any transferee or assignee that becomes a Warrantholder) as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant, in identical form, of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. For so long as the Company is subject to the reporting obligations of the Securities Act and the Exchange Act, the Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, and it will use reasonable best efforts to take such further action as the Warrantholder may reasonably request, all to the extent required from time to time to enable the Warrantholder to sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of the Warrantholder, the Company will deliver to the Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to Section 3 shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one subsection of this Section 13 so as to result in duplication and the adjustment that has the highest value relative to the rights and interests of the Warrantholder shall be made; provided, further, that, notwithstanding any provision of this Warrant to the contrary, any adjustment shall be made to the extent (and only to the extent) that such adjustment would not cause or result in any Warrantholder and its Affiliates, collectively, being in violation of any applicable law, regulation or rule of any governmental authority or self-regulatory organization. Any adjustment (or portion thereof) prohibited pursuant to the foregoing proviso shall be postponed and implemented on the first date on which such implementation would not result in the condition described in such proviso.

(A) The Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to Section 3 shall not be adjusted:

(i) for any Excluded Stock; or

(ii) for a change in the par value of Common Stock.

(B) Dividends, Distributions, Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such Warrantholder would have owned or been entitled to receive on such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for such dividend, distribution, split, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence. Notwithstanding anything to the contrary herein, if the Company declares a dividend or makes a distribution on its Common Stock in shares of Common Stock, the Warrantholder may elect, in its sole and absolute discretion, to participate in such dividend or distribution in lieu of receiving the adjustment to the Exercise Price as described in this Section 13(B). In the event of such an election, the dividend or distribution that the Warrantholder is entitled to receive shall be based on the amount of the dividend or distribution that the Warrantholder would have received if it had exercised this Warrant in its entirety immediately prior to the record date of such dividend or distribution, as applicable. For the avoidance of doubt, the election under this Section 13(B) shall have no effect on any provisions of this Warrant other than as expressly set forth in this Section 13(B).

(C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Subsidiary of the Company, (iii) of other securities, assets or cash (excluding dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (other than in connection with the adoption of a shareholder rights plan), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the amount of cash and/or the Fair Market Value of said shares or evidences of indebtedness or securities or assets or rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, securities, assets, cash, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus (y) the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (x) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (y) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

(E) Business Combinations. In case of any Business Combination, reorganization or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(B)), or the sale, transfer or other disposal of all or substantially all of the Company’s property, assets or business to another Person, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or property (including cash) with respect to or in exchange for Common Stock, any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or other event shall be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Shares issuable (at the time of such Business Combination or other event) upon exercise of this Warrant immediately prior to the consummation of such Business Combination or other event would have been entitled to receive upon consummation of such Business Combination or other event; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination or other event, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination or other event, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant. In case of any such Business Combination or other event, the successor or acquiring Person (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder.

(F) Dissolution, Total Liquidation or Winding Up. If at any time there is a voluntary or involuntary dissolution, total liquidation or winding-up of the Company, then the Company shall provide the Warrantholder with written notice of the date on which such dissolution, liquidation or winding-up shall take place (and, in any event, not less than thirty (30) days before any date set for definitive action). Such notice shall also specify the date as of which the record holders of shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be. On such date, the Warrantholder shall be entitled to receive upon surrender of this Warrant the cash, securities or other property, less the aggregate Exercise Price for this Warrant then in effect, that the Warrantholder would have been entitled to receive had this Warrant been exercised immediately prior to such dissolution, liquidation or winding-up. Upon receipt of the cash, securities or other property, any and all rights of the Warrantholder to exercise this Warrant shall terminate in their entirety. If the cash, securities or other property distributable in the dissolution, liquidation or winding-up has a Fair Market Value which is less than the aggregate Exercise Price for this Warrant then in effect, this Warrant shall terminate and be of no further force or effect upon the dissolution, liquidation or winding-up.

(G) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares issuable upon the exercise of this Warrant shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one-tenth (1/10th) of a share of Common Stock, respectively, or more.

(H) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional Share; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional Shares, and such cash, upon the occurrence of the event requiring such adjustment.

(I) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares issuable upon exercise of this Warrant shall be adjusted as provided in this Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares issuable upon exercise of this Warrant after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the Warrantholder at the address appearing in the Company’s records.

(J) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares issuable upon exercise of this Warrant or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least five (5) days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K) No Impairment. The Company will not, by amendment of its certificate of formation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

(L) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, stock exchange (if applicable) or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(M) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below zero, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to zero.

14. Reserved.

15. Contest and Appraisal Rights. Upon each determination of Market Price or Fair Market Value, as the case may be, hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Market Price or Fair Market Value, and the method and basis of determination thereof, as the case may be. If the Warrantholder shall disagree with such determination and shall, by notice to the Company given within fifteen (15) days after the Warrantholder’s receipt of the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved through the Appraisal Procedure.

16. Representations and Warranties of the Company. The Company hereby represents and warrants to the Warrantholder that (A) it has the corporate power and authority to execute this Warrant and consummate the transactions contemplated by this Warrant, (B) there are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of this Warrant and (C) the execution and delivery by the Company of this Warrant and the issuance of the Common Stock upon exercise of this Warrant do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s Capital Stock or assets pursuant to, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Company’s certificate of formation or bylaws or any law in effect as of the date hereof to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject as of the date hereof, except for any such authorization, consent, approval or exemption that has been obtained.

17. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

18. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

19. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only, in the case of an amendment, with the written consent of the Company and the Warrantholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

20. Notices. All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by e-mail upon confirmation of receipt, (B) one Business Day after the date of dispatch if delivered by a nationally recognized overnight courier service, or (C) three Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy and/or email address and/or to the attention of such other person as the Company or the Warrantholder may designate from time to time by written notice to the other party given in accordance with this Section 20.

If to the Company, to:

Third Coast Bancshares, Inc.

20202 Highway 59 North, Suite 190

Humble, Texas 77338

Attn: R. John McWhorter, Chief Financial Officer

Email: jmcwhorter@tcbssb.com

with copies to (which copy alone shall not constitute notice):

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

Attn: Michael G. Keeley, Esq.

Email: mike.keeley@nortonrosefulbright.com

If to the Warrantholder, to the address set forth under the Warrantholder’s name on the signature page hereof.

21. Remedies. If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Warrantholder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that the Warrantholder shall not be required or otherwise obligated to, and hereby waives any right to demand that the Warrantholder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

22. Severability. Any provision of this Warrant that is prohibited or unenforceable shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provision of this Warrant.

23. Waiver. Failure of any party to exercise any right or remedy under this Warrant, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

24. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Warrant and the consummation of the transactions contemplated hereby.

25. Captions; Construction; Interpretation. The captions in this Warrant are for convenience of reference only, do not constitute a part of this Warrant and are not to be considered in construing or interpreting this Warrant. No party, nor its counsel, shall be deemed the drafter of this Warrant for purposes of construing the provisions of this Warrant, and all provisions of this Warrant shall be construed in accordance with their fair meaning, and not strictly for or against any party.

26. Entire Agreement. This Warrant and the forms attached hereto, and the Investment Agreement (and the other Transaction Documents as defined in the Investment Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of the date first herein above written.

THIRD COAST BANCSHARES, INC.

By:
Name:
Title:

Acknowledged and Agreed:

[Investor Name]

By:
Name:
Title:

Address for Notice:

_______________________________

_______________________________

Telephone No:___________________

Facsimile No:____________________

[Form of Notice of Exercise]

Date: __________

TO:	Third Coast Bancshares, Inc.

RE:	Election to Subscribe for and Purchase [Common Stock]

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of [Common Stock] set forth below covered by such Warrant. The undersigned hereby agrees to pay the aggregate Exercise Price for such shares of [Common Stock] in accordance with Section 3 of the Warrant.

Payment shall take the form of (check applicable box):

[ ]	in lawful money of the United States; or

[ ]	the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in subsection 3(b), to exercise this Warrant with respect to the number of Shares indicated.

A new warrant evidencing the remaining shares of [Common Stock] covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel to the effect that such transfer will not require registration of the Warrant or the Shares pursuant to any applicable securities laws is attached hereto with respect to the transfer of such warrant.

Number of Shares of [Common Stock]:

Name and Address of Person to be Issued New Warrant:

Holder:

By:

Name:

Title:

[Form of Notice of Exercise]